Exhibit 99.1

Bio-Path Announces Publication in Biomedicines

Peer Reviewed Manuscript Highlights Challenges of Antisense Oligonucleotide Drug Delivery and Benefits of Prexigebersen

HOUSTON – April 22, 2021 – Bio-Path Holdings, Inc., (NASDAQ: BPTH) a biotechnology company leveraging its proprietary DNAbilize® antisense RNAi nanoparticle technology to develop a portfolio of targeted nucleic acid cancer drugs, today announced the publication of an analysis highlighting the potential of prexigebersen (BP1001) within the antisense oligonucleotide drug delivery landscape in the peer-reviewed journal, Biomedicines.

The article, titled “The Challenges and Strategies of Antisense Oligonucleotide Drug Delivery,” describes the challenges facing the antisense oligonucleotide drug delivery landscape, including stability in the bloodstream, delivery to target sites, and cellular uptake. In addition, the authors outline why prexigebersen, a liposome-incorporated antisense oligodeoxynucleotide targeted against the Grb2 mRNA, has the potential to overcome these challenges.

The article was authored by Maria Gagliardi, Ph.D., Research Scientist at Bio-Path Holdings and Ana Tari Ashizawa, Ph.D., Senior Vice President of Research, Development and Clinical Design at Bio-Path Holdings.

“We believe prexigebersen has the potential to overcome the challenges of antisense oligonucleotide drug delivery because it is uncharged and is essentially non-toxic, as demonstrated in preclinical and clinical studies. Additionally, its enhanced biodistribution makes it an attractive therapeutic modality for hematologic malignancies as well as solid tumors,” said Dr. Ashizawa.

About Bio-Path Holdings, Inc.

Bio-Path is a biotechnology company developing DNAbilize®, a novel technology that has yielded a pipeline of RNAi nanoparticle drugs that can be administered with a simple intravenous infusion. Bio-Path’s lead product candidate, prexigebersen (BP1001, targeting the Grb2 protein), is in a Phase 2 study for blood cancers and prexigebersen-A, a drug product modification of prexigebersen, is under consideration by the FDA to commence Phase 1 studies in solid tumors. This is followed by BP1002, targeting the Bcl-2 protein, where it is being evaluated in lymphoma clinical studies. For more information, please visit the Company's website at http://www.biopathholdings.com.

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Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the federal securities laws. These statements are based on management's current expectations and accordingly are subject to uncertainty and changes in circumstances. Any express or implied statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Any statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including the impact, risks and uncertainties related to COVID-19 and actions taken by governmental authorities or others in connection therewith, Bio-Path’s ability to raise needed additional capital on a timely basis in order for it to continue its operations, Bio-Path's ability to have success in the clinical development of its technologies, the timing of enrollment and release of data in such clinical studies and the accuracy of such data, limited patient populations of early stage clinical studies and the possibility that results from later stage clinical trials with much larger patient populations may not be consistent with earlier stage clinical trials, the maintenance of intellectual property rights, that patents relating to existing for future patent applications will be issued or that any issued patents will provide meaningful protection of our drug candidates, risks relating to maintaining Bio-Path's listing on the Nasdaq Capital Market and such other risks which are identified in Bio-Path's most recent Annual Report on Form 10- K, in any subsequent quarterly reports on Form 10-Q and in other reports that Bio-Path files with the Securities and Exchange Commission from time to time. These documents are available on request from Bio-Path Holdings or at www.sec.gov. Bio-Path disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Investors

Will O’Connor

Stern Investor Relations

212-362-1200

will@sternir.com

Doug Morris

Investor Relations

Bio-Path Holdings, Inc.

832-742-1369